SUBSIDIARIES OF THE REGISTRANT

                                                      State of
                                       Percentage  Incorporation
                                          of            or
    Parent           Subsidiary        Ownership    Organization
    ------           ----------        ----------   ------------
Mid-Iowa Financial   Mid-Iowa Savings       100%       Federal
 Corp.              Bank, FSB

Mid-Iowa Financial   Mid-Iowa Security      100%         Iowa
 Corp.                Corporation

Mid-Iowa Savings     Center of Iowa         100%         Iowa
 Bank, FSB              Investments, Limited
